Exhibit 99.1

CommScope Reports Strong Third Quarter 2014 Results

•	Sales grew 13 percent year over year, or $112 million, to $1.0 billion

•	Gross margin rose 130 basis points year over year to 36 percent

•	Adjusted operating income rose 35 percent to $219 million, or 22 percent of sales

•	Adjusted net income grew 97 percent to $119 million, resulting in adjusted earnings of $0.62 per diluted share

•	Record third quarter free cash flow of $202 million

HICKORY, NC, October 31, 2014—CommScope Holding Company, Inc. (NASDAQ: COMM), a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, reported sales of $1.0 billion and net income of $96 million, or $0.50 per diluted share for the quarter ended September 30, 2014. Non-GAAP adjusted net income was $119 million, or $0.62 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

For the quarter ended September 30, 2013, CommScope reported sales of $888 million and net income of $11 million, or $0.07 of earnings per diluted share. Non-GAAP adjusted third quarter 2013 net income was $61 million, or $0.38 of earnings per diluted share.

“We are pleased to deliver a strong third quarter as our Wireless, Enterprise and Broadband segments all delivered solid results,” said President and Chief Executive Officer Eddie Edwards. “In the quarter, we saw robust sales for our cell site and small cell DAS wireless solutions, sales growth and meaningful operating margin improvement in Broadband and continued positive trends in Enterprise.

“As previously highlighted, we continue to expect stronger wireless spending in the first half of 2014 compared to the second half of 2014. However, continued global investment in LTE coverage and capacity over licensed spectrum will remain a strategic initiative for wireless operators over the long term. Combined with Enterprise growth opportunities, Broadband margin improvement and our global scale and service model, we are well positioned to benefit from operator investment in next generation networks.”

Third Quarter Overview

Third quarter 2014 sales rose $112 million, or 13 percent, year over year to $1.0 billion. Operating income in the third quarter grew 51 percent to $151 million, compared to $100 million in the year-ago quarter. Adjusted operating income, which excludes amortization of purchased intangibles, restructuring costs and other special items, rose 35 percent to $219 million, an increase of $56 million compared to the prior year period.

GAAP net income rose substantially to $96 million, compared to net income of $11 million in the year-ago period. Excluding amortization of purchased intangibles, restructuring costs and other special items, third quarter adjusted net income increased $59 million, or 97 percent, year over year to $119 million.

Third Quarter

Segment Overview

Wireless segment sales increased 15 percent year over year to $633 million. The increase was primarily driven by growth in the Asia Pacific region and Europe as operators continued to invest in CommScope’s industry leading cell site and small cell DAS solutions. In addition, the Alifabs acquisition announced in July provided incremental sales of $10 million in the quarter. Wireless adjusted operating income rose 33 percent year over year to $155 million, or 25 percent of sales.

Enterprise segment sales increased 3 percent year over year to $218 million. The increase was primarily driven by growth in the Asia Pacific and North American regions. Large enterprises continue to invest in data centers, and we believe the intelligent building market is showing signs of modest improvement. Enterprise adjusted operating income increased 6 percent year over year to $45 million, or 20 percent of sales.

Broadband segment sales increased 20 percent year over year to $150 million. The increase was primarily driven by increased investment in North America as cable operators push fiber deeper in the network and invest to increase the quality of their video and broadband offerings. Broadband adjusted operating income increased meaningfully year over year to $19 million, or 13 percent of sales. The increase was driven by higher volumes and the benefit realized from cost reduction initiatives.

Outlook

CommScope management provided the following fourth quarter and full year 2014 guidance, which excludes the amortization of purchased intangibles, restructuring costs and other special items:

Fourth Quarter 2014 Guidance:

•	Revenue of $810 million - $850 million

•	Adjusted operating income of $125 million – $145 million

•	Adjusted earnings per diluted share of $0.30 - $0.35, reflecting 192 million weighted average diluted shares

Full Year 2014 Guidance:

•	Revenue of $3.8 billion - $3.85 billion, up approximately 10 percent year over year at the midpoint of the range

•	Adjusted operating income of $795 million – $815 million, up approximately 30 percent year over year at the midpoint of the range

•	Adjusted effective tax rate of 36% - 37%

•	Adjusted earnings per diluted share of $2.15 - $2.20, up approximately 36 percent year over year at the midpoint of the range and based on a diluted share count of 192 million weighted average diluted shares

Conference Call, Webcast and Investor Presentation

As previously announced, the company will host a conference call at 8:00 a.m. ET today in which management will discuss third quarter results, outlook and trends. Internet users can access the company’s presentation materials and live, “listen only” webcast at http://ir.commscope.com.

To participate in the conference call, dial 866-394-7514 (US and Canada only) or +1 706-758-2714. The conference identification number is 16941302. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection.

If you are unable to participate and would like to hear a replay, dial 855-859-2056 (US and Canada only) or +1 404-537-3406. The replay identification number is 16941302 and will be available through November 30, 2014. A webcast replay will also be archived on CommScope’s website for a limited period of time following the conference call.

About CommScope

CommScope (NASDAQ: COMM, www.commscope.com) has played a role in virtually all the world’s best communication networks. We create the infrastructure that connects people and technologies through every evolution. Our portfolio of end-to-end solutions includes critical infrastructure our customers need to build high-performing wired and wireless networks. As much as technology changes, our goal remains the same: to help our customers create, innovate, design, and build faster and better. We’ll never stop connecting and evolving networks for the business of life at home, at work, and on the go.

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non-GAAP reconciliations are included in this press release.

Forward Looking Statements

This Press Release and any other oral or written statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on communication systems; concentration of sales among a limited number of customers or distributors; changes in technology; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; possible production disruptions due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; the risk our global manufacturing operations suffer production or shipping delays causing difficulty in meeting customer demands; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; customer orders, including those for which we have ordered or purchased inputs, may be cancelled; our ability to maintain effective information management systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches or computer viruses; product performance issues and associated warranty claims; significant international operations and the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; political and economic instability, both in the U.S. and internationally; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities, including delays or challenges related to removing, transporting or reinstalling equipment, that may affect our ability to meet customer demands for products; possible future restructuring actions; possible future impairment charges for fixed or intangible assets, including goodwill; increased obligations under employee benefit plans; cost of protecting or defending intellectual property; changes in laws or regulations affecting us or the industries we serve; costs and challenges of compliance with domestic and foreign environmental laws and the effects of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers; our ability to attract and retain qualified key employees; allegations of health risks from wireless equipment; availability and adequacy of insurance; natural or man-made disasters or other disruptions; income tax rate variability and ability to recover amounts recorded as value-added tax receivables; labor unrest; risks of not realizing benefits from research and development projects; our ability to comply with new regulations related to conflict minerals; risks associated with the seasonality of our business; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; ability of our lenders to fund borrowings under their credit commitments; changes in capital availability or costs, such as changes in interest rates, security ratings and market perceptions of the businesses in which we operate, or the ability to obtain capital on commercially reasonable terms or at all; continued global economic weakness and uncertainties and disruption in the capital, credit and commodities markets; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond our control. These and other factors are discussed in greater detail in our 2013 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment at the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. However, we are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report.

Investor Contacts:	News Media Contact:
Mark Huegerich, CommScope	Rick Aspan, CommScope +1 708-236-6568 publicrelations@commscope.com
+1 828-431-2540
Phil Armstrong, CommScope
+1 828-323-4848
Jennifer Crawford, CommScope
+1 828-323-4970
Source: CommScope

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$1,000,427	$888,011	$3,001,719	$2,633,559

Operating costs and expenses:
Cost of sales	637,940	577,812	1,889,870	1,724,461
Selling, general and administrative	121,417	122,424	355,515	354,818
Research and development	30,806	31,757	95,758	95,553
Amortization of purchased intangible assets	44,835	43,956	133,439	130,921
Restructuring costs, net	7,388	4,900	11,677	16,433
Asset impairments	7,000	7,320	14,229	41,802

Total operating costs and expenses	849,386	788,169	2,500,488	2,363,988

Operating income	151,041	99,842	501,231	269,571
Other income (expense), net	1,393	(3,394)	(90,593)	(8,665)
Interest expense	(36,504)	(53,972)	(142,409)	(147,809)
Interest income	1,394	650	3,609	2,260

Income before income taxes	117,324	43,126	271,838	115,357
Income tax expense	(20,893)	(31,839)	(82,877)	(87,048)

Net income	$96,431	$11,287	$188,961	$28,309

Earnings per share:
Basic	$0.51	$0.07	$1.01	$0.18
Diluted (a)	$0.50	$0.07	$0.99	$0.18

Weighted average shares outstanding:
Basic	187,407	154,885	186,624	154,883
Diluted (a)	191,627	159,064	191,126	158,008

(a) Calculation of diluted earnings per share:
Net income (basic)	$96,431	$11,287	$188,961	$28,309

Weighted average shares (basic)	187,407	154,885	186,624	154,883
Dilutive effect of stock options	4,220	4,179	4,502	3,125

Denominator (diluted)	191,627	159,064	191,126	158,008

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited — In thousands, except share amounts)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$616,434	$346,320
Accounts receivable, less allowance for doubtful accounts of $12,726 and $12,617, respectively	703,887	607,489
Inventories, net	418,076	372,187
Prepaid expenses and other current assets	59,387	71,818
Deferred income taxes	62,980	55,609

Total current assets	1,860,764	1,453,423

Property, plant and equipment, net of accumulated depreciation of $212,538 and $183,965, respectively	293,915	310,143
Goodwill	1,451,653	1,450,506
Other intangible assets, net	1,306,930	1,422,192
Other noncurrent assets	145,460	97,791

Total assets	$5,058,722	$4,734,055

Liabilities and Stockholders’ Equity
Accounts payable	$238,863	$251,639
Other accrued liabilities	322,965	332,280
Current portion of long-term debt	8,993	9,462

Total current liabilities	570,821	593,381

Long-term debt	2,700,265	2,505,090
Deferred income taxes	370,711	386,527
Pension and postretirement benefit liabilities	24,512	40,349
Other noncurrent liabilities	100,198	120,692

Total liabilities	3,766,507	3,646,039

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares: 200,000,000; Issued and outstanding shares: None at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 187,634,080 and 185,861,777 at September 30, 2014 and December 31, 2013, respectively	1,886	1,868
Additional paid-in capital	2,134,951	2,101,350
Retained earnings (accumulated deficit)	(789,330)	(978,291)
Accumulated other comprehensive loss	(44,657)	(26,276)
Treasury stock, at cost: 961,566 shares at September 30, 2014 and 961,566 shares at December 31, 2013	(10,635)	(10,635)

Total stockholders’ equity	1,292,215	1,088,016

Total liabilities and stockholders’ equity	$5,058,722	$4,734,055

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating Activities:
Net income	$96,431	$11,287	$188,961	$28,309
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation and amortization	60,385	61,928	198,866	183,865
Equity-based compensation	5,560	3,570	15,731	12,657
Deferred income taxes	(20,036)	8,952	(31,531)	14,728
Asset impairments	7,000	7,320	14,229	41,802
Excess tax benefits from equity-based compensation	(3,596)	—	(10,583)	(9)
Changes in assets and liabilities:
Accounts receivable	69,172	83,412	(99,645)	(46,795)
Inventories	26,785	3,596	(49,671)	(57,546)
Prepaid expenses and other assets	22,330	(11,646)	2,904	(20,481)
Accounts payable and other liabilities	(52,913)	(44,961)	(58,095)	(19,779)
Other	(609)	3,658	(9,534)	14,516

Net cash generated by operating activities	210,509	127,116	161,632	151,267

Investing Activities:
Additions to property, plant and equipment	(8,693)	(11,702)	(24,884)	(27,729)
Proceeds from sale of property, plant and equipment	166	182	1,612	1,238
Cash paid for acquisitions	(44,919)	(21,770)	(40,174)	(55,770)
Other	(13,250)	—	(5,951)	2,902

Net cash used in investing activities	(66,696)	(33,290)	(69,397)	(79,359)

Financing Activities:
Long-term debt repaid	(2,408)	(32,788)	(1,122,197)	(205,237)
Long-term debt proceeds	—	30,072	1,315,000	747,035
Long-term debt financing costs	(519)	(324)	(23,257)	(13,127)
Proceeds from the issuance of common shares under equity-based compensation plans	2,805	—	10,747	—
Excess tax benefits from equity-based compensation	3,596	—	10,583	9
Dividends paid	—	—	—	(538,705)
Cash paid to stock option holders	—	(4,107)	—	(11,295)
Other	—	—	—	(32)

Net cash generated by (used in) financing activities	3,474	(7,147)	190,876	(21,352)
Effect of exchange rate changes on cash and cash equivalents	(11,902)	1,756	(12,997)	(2,886)

Change in cash and cash equivalents	135,385	88,435	270,114	47,670
Cash and cash equivalents, beginning of period	481,049	223,610	346,320	264,375

Cash and cash equivalents, end of period	$616,434	$312,045	$616,434	$312,045

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating income, as reported	$151.0	$99.8	$501.2	$269.6

Adjustments:
Amortization of purchased intangible assets	44.8	44.0	133.4	130.9
Restructuring costs, net	7.4	4.9	11.7	16.4
Equity-based compensation	5.6	3.6	15.7	12.7
Asset impairments	7.0	7.3	14.2	41.8
Transaction costs	2.7	1.2	4.6	5.4
Purchase accounting adjustments(1)	—	1.6	(11.9)	2.0

Total adjustments to operating income	67.5	62.6	167.7	209.2

Non-GAAP operating income	$218.5	$162.3	$669.0	$478.8

Income before income taxes, as reported	$117.3	$43.1	$271.8	$115.4
Income tax expense, as reported	(20.9)	(31.8)	(82.9)	(87.0)

Net income, as reported	$96.4	$11.3	$189.0	$28.3
Adjustments:
Total pretax adjustments to operating income	67.5	62.6	167.7	209.2
Pretax amortization of deferred financing costs & OID(2)	3.1	3.9	29.2	11.5
Pretax loss on debt transactions (3)	—	—	93.9	—
Pretax gain on sale of equity investment (3)	(2.1)	—	(8.8)	—
Tax effects of adjustments and other tax items(4)	(45.6)	(17.2)	(117.1)	(41.0)

Non-GAAP net income	$119.5	$60.5	$354.0	$207.9

Diluted EPS, as reported	$0.50	$0.07	$0.99	$0.18
Non-GAAP diluted EPS	$0.62	$0.38	$1.85	$1.32

(1)	For the nine months ended September 30, 2014, includes the reduction in the estimated fair value of contingent consideration payable related to the Redwood acquisition.
(2)	Included in interest expense.
(3)	Included in other income (expense), net.
(4)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

Note: Components may not sum to total due to rounding.

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

GAAP to Non-GAAP Adjusted Operating Income Reconciliation by Segment

(Unaudited — In millions)

Third Quarter 2014 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income, as reported	$113.8	$25.3	$11.9	$151.0
Amortization of purchased intangible assets	23.2	17.3	4.3	44.8
Restructuring costs, net	5.9	—	1.6	7.4
Equity-based compensation	3.1	1.8	0.7	5.6
Asset impairments	7.0	—	—	7.0
Transaction costs	1.7	0.7	0.3	2.7
Purchase accounting adjustments	0.6	(0.6)	—	—

Non-GAAP adjusted operating income	$155.2	$44.5	$18.8	$218.5
Non-GAAP adjusted operating margin %	24.5%	20.4%	12.6%	21.8%

Second Quarter 2014 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$178.9	$30.3	$(5.5)	$203.7
Amortization of purchased intangible assets	22.5	17.4	4.4	44.3
Restructuring costs, net	1.6	(0.1)	0.8	2.3
Equity-based compensation	3.6	2.1	0.8	6.5
Asset impairments	—	—	7.2	7.2
Transaction costs	0.6	0.2	0.1	1.0
Purchase accounting adjustments	—	(6.4)	—	(6.4)

Non-GAAP adjusted operating income	$207.2	$43.5	$7.8	$258.5
Non-GAAP adjusted operating margin %	28.6%	19.9%	6.3%	24.2%

Third Quarter 2013 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$90.3	$21.7	$(12.2)	$99.8
Amortization of purchased intangible assets	22.0	17.4	4.6	44.0
Restructuring costs, net	1.4	0.1	3.5	4.9
Equity-based compensation	1.9	1.2	0.5	3.6
Asset impairments	—	—	7.3	7.3
Transaction costs	0.7	0.2	0.2	1.1
Purchase accounting adjustments	—	1.6	—	1.6

Non-GAAP adjusted operating income	$116.3	$42.1	$3.9	$162.3
Non-GAAP adjusted operating margin %	21.1%	19.9%	3.2%	18.3%

Components may not sum to total due to rounding

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

GAAP to Non-GAAP Adjusted Operating Income Reconciliation by Segment

(Unaudited — In millions)

Nine Months Ended September 30, 2014 Non-GAAP Adjusted Operating Income by Segment

	Wireless	Enterprise	Broadband	Total
Operating income, as reported	$420.3	$78.3	$2.6	$501.2
Amortization of purchased intangible assets	68.1	52.1	13.2	133.4
Restructuring costs, net	8.7	0.1	2.9	11.7
Equity-based compensation	8.8	5.0	2.0	15.7
Asset impairments	7.0	—	7.2	14.2
Transaction costs	2.9	1.2	0.6	4.6
Purchase accounting adjustments	0.6	(12.5)	—	(11.9)

Non-GAAP adjusted operating income	$516.4	$124.1	$28.5	$669.0
Non-GAAP adjusted operating margin	26.0%	19.5%	7.5%	22.3%

Nine Months Ended September 30, 2013 Non-GAAP Adjusted Operating Income by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$246.0	$63.7	$(40.1)	$269.6
Amortization of purchased intangible assets	66.1	51.0	13.8	130.9
Restructuring costs, net	9.9	0.5	6.0	16.4
Equity-based compensation	6.8	4.1	1.8	12.7
Asset impairments	5.6	—	36.2	41.8
Transaction costs	3.1	1.5	0.8	5.4
Purchase accounting adjustments	—	2.0	—	2.0

Non-GAAP adjusted operating income	$337.5	$122.8	$18.4	$478.8
Non-GAAP adjusted operating margin	20.6%	19.8%	5.0%	18.2%

Components may not sum to total due to rounding

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

Sales by Segment

(Unaudited — In millions)

				% Change
	Q3 2014	Q2 2014	Q3 2013	Sequential	YOY
Wireless	$633.0	$724.9	$552.6	(12.7)%	14.5%
Enterprise	218.0	218.4	212.2	(0.2)%	2.7%
Broadband	149.5	123.4	124.6	21.2%	20.0%
Inter-segment eliminations	(0.1)	(0.4)	(1.4)	n/a	n/a

Total Net Sales	$1,000.4	$1,066.3	$888.0	(6.2)%	12.7%

Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

				% Change
	Q3 2014	Q2 2014	Q3 2013	Sequential	YOY
Wireless	$155.2	$207.2	$116.3	(25.1)%	33.4%
Enterprise	44.5	43.5	42.1	2.3%	5.7%
Broadband	18.8	7.8	3.9	141.0%	382.1%

Total Non-GAAP Adjusted Operating Income	$218.5	$258.5	$162.3	(15.5)%	34.6%

Components may not sum to total due to rounding

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

(Unaudited — In millions)

	LTM Q3 2014	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Operating income, as reported	$561.4	$151.0	$203.7	$146.5	$60.1	$99.8
Amortization of purchased intangible assets	177.4	44.8	44.3	44.3	44.0	44.0
Restructuring costs, net	17.3	7.4	2.3	2.0	5.7	4.9
Equity-based compensation	19.2	5.6	6.5	3.7	3.5	3.6
Asset impairments	18.0	7.0	7.2	—	3.7	7.3
Transaction costs	26.5	2.7	1.0	0.9	21.9	1.1
Purchase accounting adjustments	(11.4)	—	(6.4)	(5.4)	0.5	1.6
Adjustment of prior year warranty matter	2.1	—	—	—	2.1	—

Non-GAAP adjusted operating income	$810.4	$218.5	$258.5	$192.0	$141.3	$162.3
Non-GAAP adjusted operating margin %	21.1%	21.8%	24.2%	20.5%	16.7%	18.3%

Depreciation	49.9	12.4	12.1	11.7	13.7	14.0

Non-GAAP adjusted EBITDA	$860.3	$230.9	$270.6	$203.7	$155.1	$176.4

Components may not sum to total due to rounding

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.